EXHIBIT 2.1

SECOND AMENDMENT

TO

AGREEMENT AND PLAN OF MERGER

This SECOND AMENDMENT TO THE AGREEMENT AND PLAN OF MERGER, dated as of April 11, 2014 (the “Amendment”), is entered into by and among Fuse Medical LLC, a Delaware limited liability company (“Fuse”), Golf Rounds.com, Inc., a Delaware corporation (“TEEE”), Project Fuse LLC, a Delaware limited liability company (“Merger Sub”), and D. Alan Meeker, solely in his capacity as the representative of the Fuse members (the “Representative”). Fuse, TEEE, Merger Sub and the Representative are collectively referred to herein as the “Parties.” Capitalized terms used but not defined herein shall have the meanings set forth that certain Agreement and Plan of Merger dated December 18, 2013 (the "Merger Agreement").

A G R E E M E N T S

1. Amendment. Section 17(b) of the Merger Agreement is hereby amended and restated entirely as set forth below:

(b) This Agreement may be terminated by either Fuse or TEEE if the Closing has not occurred by May 31, 2014. The right to terminate this Agreement under this Section 17(b) shall not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the Merger to occur on or before such date and such action or failure to act constitutes a breach of this Agreement.

2. General. In the event of any conflict or inconsistency between the provisions of the Merger Agreement and the provisions of this Amendment, the Parties agree that the provisions of this Amendment shall govern. Except to the extent expressly amended hereby, all terms and conditions of the Merger Agreement and related documents shall remain in full force and effect.

[Signature page follows]

IN WITNESS WHEREOF, the Parties hereto have executed this Amendment as of the date first above written.

Fuse:	Fuse Medical, LLC,
a Delaware limited liability company

	By:	/s/ D. Alan Meeker
D. Alan Meeker
Manager

TEEE:	Golf Rounds.com, Inc.,
a Delaware corporation

	By:	/s/ Robert H. Donehew
Robert H. Donehew
President

Merger Sub:	Project Fuse LLC,
a Delaware limited liability company

	By:	/s/ Robert H. Donehew
Robert H. Donehew
Manager

Representative:		/s/ D. Alan Meeker
D. Alan Meeker